UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2018

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 18, SOHU.com Media Plaza

Block 3, No. 2 Kexueyuan South Road, Haidian District

Beijing 100190

People’s Republic of China

86-10-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders of Sohu.com Inc. (“Sohu Delaware”) at a special meeting of stockholders held on May 29, 2018 (the “Special Meeting”), as described in detail in and pursuant to a definitive proxy statement (the “Proxy Statement/Prospectus”) filed by Sohu Delaware with the Securities and Exchange Commission on April 23, 2018:

1.	To approve the dissolution of Sohu Delaware (the “Liquidation”) and to adopt the plan of complete liquidation and dissolution of Sohu Delaware (the “Plan of Liquidation”), a copy of which is attached to the Proxy Statement/Prospectus as Annex A, pursuant to which, among other things Sohu Delaware will be dissolved; all outstanding shares of the common stock of Sohu Delaware will be cancelled, and American Depositary shares (the “ADSs”) representing ordinary shares of Sohu.com Limited, a Cayman Islands company (“Sohu Cayman”), will be distributed to the stockholders of Sohu Delaware on a pro rata basis (the “Liquidation Proposal”); and

2.	To grant discretionary authority to the Board of Directors of Sohu Delaware to adjourn the Special Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the Liquidation Proposal.

Information regarding the foregoing proposals is incorporated by reference herein from the Proxy Statement/Prospectus.

Proposal 1. The number of votes cast for and against the Liquidation Proposal, and the number of abstentions and non-votes, were as follows:

For	Against	Abstentions	Non-Votes
19,717,664	9,618,348	17,394	0

The stockholders voted in favor of the Liquidation Proposal.

Proposal 2. The number of votes cast for and against the proposal to grant discretionary authority to the Board of Directors of Sohu Delaware to adjourn the Special Meeting to solicit additional proxies in the event that there were insufficient shares present in person or by proxy voting in favor of the Liquidation Proposal, and the number of abstentions and non-votes, were as follows:

For	Against	Abstentions	Non-Votes
19,836,462	9,499,146	17,798	0

The stockholders voted in favor of the proposal to grant discretionary authority to the Board of Directors of Sohu Delaware to adjourn the Special Meeting to solicit additional proxies in the event that there were insufficient shares present in person or by proxy voting in favor of the Liquidation Proposal.

Item 8.01.	Other Events.

Sohu Delaware’s present intention is to proceed expeditiously with the Liquidation by filing a Certificate of Dissolution with the Secretary of State of the State of Delaware on May 31, 2018 specifying an effective time for the dissolution of Sohu Delaware on that date of 4:30 PM Eastern Time (such date and time, the “Effective Time”), although the Liquidation may be postponed or abandoned by Sohu Delaware’s Board of Directors at any time prior to the Effective Time. As of the Effective Time Sohu Delaware will distribute to the stockholders of Sohu Delaware ADSs, each representing one ordinary share of Sohu Cayman, equal to the number of shares of the common stock of Sohu Delaware such stockholders held immediately prior to the Effective Time, on a share-for-shares basis.

From and after the Effective Time, as previously disclosed in the Proxy Statement/Prospectus, the business, operations, and assets of Sohu Cayman and its subsidiaries and variable interest entities will be substantially the same as the business, operations, and assets of Sohu Delaware and its subsidiaries and variable interest entities immediately prior to the Effective Time, except that Sohu Cayman will be the top-tier publicly-traded holding company instead of Sohu Delaware, and ADSs representing Sohu Cayman ordinary shares will be listed and traded on the NASDAQ Global Select Market under the “SOHU” symbol in place of the shares of the common stock of Sohu Delaware, which will be delisted as of the Effective Time and will not trade thereafter. Sohu Delaware expects trading in the ADSs representing Sohu Cayman ordinary shares on the NASDAQ Global Select Market to commence on June 1, 2018.

On May 29, 2018, China Time, Sohu Delaware issued a press release relating to the foregoing, which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Safe Harbor Statement

This reports contains certain “forward-looking statements” relating to Sohu Delaware and Sohu Cayman, including statements regarding the planned completion of the Liquidation and listing and trading of ADSs representing Sohu Cayman’s Ordinary Shares on the NASDAQ Global Select Market. These statements are forward-looking in nature and subject to risks and uncertainties that may cause actual results to differ materially. All forward-looking statements included in this report are based upon information available to Sohu Delaware and Sohu Cayman as of the date of this report, which may change, and Sohu Delaware and Sohu Cayman undertake no obligation to update or revise any forward-looking statements, except as may be required under applicable securities law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release: “Sohu.com Announces Stockholder Approval of Proposed Reorganization”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: May 29, 2018	SOHU.COM INC.

	By:	/s/ Joanna Lv
Joanna Lv
Chief Financial Officer